Sub Item Exhbit 77Q.1(e)
ASSIGNMENT of
INVESTMENT MANAGEMENT CONTRACT and
SUB-ADVISORY AGREEMENT
Federated Index Trust
         THIS ASSIGNMENT is entered into as of January 1, 2004 by and between FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust ("FIMC"),and FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA, a Delaware statutory trust ("FEMCOPA").
         WHEREAS, FIMC, then known as Federated Management, entered into an Investment Management Contract and an amendment thereto dated as of June 1, 2001 (collectively, the "Management Contract") with Federated Index Trust, a Massachusetts business trust (the "Trust"), including the Exhibits thereto making the Contract applicable to the following portfolios of the trust (the "Funds"):

Exhibit   Date               Fund
A         July 2, 1990       Federated Max-Cap Index Fund
B         July 7, 1992       Federated Mini-Cap Index Fund
C         July 7, 1992       Federated Mid-Cap Index Fund

         WHEREAS, FIMC and the Trust entered into a
Subadvisory Agreement dated as of March 27, 2003 with
respect to the Funds with Fund Asset Management, L.P.,
a Delaware limited partnership;
         WHEREAS, FIMC desires to assign to FEMCOPA
its rights, duties and responsibilities with respect
to each of the Funds under the Management Contract
and under the aforementioned Subadvisory Agreement
(together with the Management Agreement, collectively
the "Contracts"),and FEMCOPA desires to accept such
assignments from FIMC; and
         WHEREAS, the Board of Trustees of the Trust
has approved the assignment of the Contracts
from FIMC to FEMCOPA;
         KNOW ALL MEN BY THESE PRESENTS THAT:
         In consideration of the sum of One Dollar
($1.00) and other good and valuable consideration
, receipt of which is hereby acknowledged, FIMC
does hereby assign to FEMCOPA all of its rights,
duties and responsibilities with respect to the
Funds named above under the Contracts described
above, and FEMCOPA does hereby accept such assignment.
         IN WITNESS WHEREOF, the parties hereto have
caused this Assignment to be executed by their authorized
representatives as of the date first hereinabove set forth.
FEDERATED INVESTMENT		FEDERATED EQUITY MANAGEMENT
MANAGEMENT COMPANY		COMPANY OF PENNSYLVANIA


By:  /s/ G. Andrew Bonnewell		By:  /s/ Keith M. Schappert
Name:  G. Andrew Bonnewell		Name  Keith M. Schappert:
Title:  Vice President		Title:  President



Current as of:  8/18/94